Exhibit 99.T3E.3

Cunard House
5th Floor
15 Regent Street
London
SW1Y 4LR
United Kingdom
T +44 (0)20 7925 4900
F +44 (0)20 7925 4936
www.enquest.com

ENQUEST PLC, 14 November 2016

Approval of the Scheme of Arrangement at the Scheme Meeting

$650,000,000 7 per cent. Senior Notes due 2022 (CUSIP: Rule 144A Notes: 29357JAA4;

Regulation S Notes: G315APAB4; ISIN: Rule 144A Notes: US29357JAA43; Regulation S Notes: USG 315APAB40)

(the “High Yield Notes”)

and

£155,000,000 5.5 per cent. Notes due 2022 (ISIN: XS0880578728, Common Code: 088057872)

(the “Retail Notes”)

Further to the announcement issued by the Company on 24 October 2016, a meeting of the holders of the Company’s High Yield Notes (the “High Yield Noteholders”) and the holders of the Company’s Retail Notes (the “Retail Noteholders”) was convened for today (the “Scheme Meeting”) to vote on the Scheme proposed by the Company in connection with the Restructuring.

The Company is pleased to announce that the Scheme was approved by the relevant Scheme Creditors at the Scheme Meeting.

A total of 1,931 Scheme Creditors voted (in person or by proxy), representing approximately 84.91% of the aggregate amount of Scheme Claims across the High Yield Notes and the Retail Notes.  1,929 of those Scheme Creditors voted in favour, representing approximately 99.90% by number and 99.87% by value of the votes cast.  Accordingly, the Scheme was approved by more than a majority in number representing at least 75% in value of Scheme Claims of those Scheme Creditors present and voting at the Scheme Meeting either in person or by proxy.

Successful completion of the Scheme is now conditional, among other things, on the Scheme being sanctioned by the Court at the Scheme Sanction Hearing in its discretion and the Scheme becoming effective and unconditional in accordance with its terms. As noted in the announcement issued by the Company on 13 October 2016, each of the elements of the Restructuring (of which the Scheme is an integral part) are inter-conditional, meaning that the Scheme will only become effective if each of the other elements of the Restructuring are approved and/or completed.

The Scheme Sanction Hearing is scheduled to take place in the Companies Court, Chancery Division of the High Court of Justice of England and Wales on 16 November 2016. A further announcement will be made in due course confirming the time and details of the Scheme Sanction Hearing.

Capitalised terms used but not defined in this announcement have the meaning given to them in the Practice Statement Letter.

Enquiries:

Information Agent:

Lucid Issuer Services Limited

David Shilson

Email: enquest@lucid-is.com

Telephone: +44 (0) 20 7704 0880

Scheme Website: www.lucid-is.com/enquest

EnQuest PLC

Company No 7140891

Incorporated in England
and Wales

Registered office:

Cunard House, 5th Floor,

15 Regent Street

London

SW1Y 4LR

United Kingdom

Cunard House 5th Floor 15 Regent Street London SW1Y 4LR United Kingdom T +44 (0)20 7925 4900 F +44 (0)20 7925 4936 www.enquest.com

ENQUEST PLC, 15 November 2016

Scheme Meeting results correction

US$650,000,000 7 per cent. Senior Notes due 2022 (CUSIP: Rule 144A Notes: 29357JAA4;

Regulation S Notes G315APAB4; ISIN: Rule 144A Notes US29357JAA43; Regulation S Notes

USG315APAB40) (the “High Yield Notes”)

and

£155,000,000 5.50 per cent. Notes due 2022 (XS0880578728, Common Code: 088057872)

(the “Retail Notes”)

(the High Yield Notes and the Retail Notes together, the “Notes”)

By way of clarification to the announcement issued by the Company on 14 November 2016 in relation to the results of the Scheme Meeting, 85.02% (and not 84.91% as previously indicated) by value of the Scheme Claims voted at the Scheme Meeting.

Accordingly, a total of 1,931 Scheme Creditors voted (in person or by proxy) at the Scheme Meeting, representing approximately 85.02% of the Scheme Claims across the High Yield Notes and the Retail Notes.  1,929 of those Scheme Creditors voted in favour, representing approximately 99.90% by number and 99.87% by value of the votes cast.

Capitalised terms used but not defined in this announcement have the meaning given to them in the Practice Statement Letter.

Enquiries:

Information Agent:

Lucid Issuer Services Limited

David Shilson

Email: enquest@lucid-is.com

Telephone: +44 (0) 20 7704 0880

Scheme Website: www.lucid-is.com/enquest

EnQuest PLC

Company No 7140891

Incorporated in England
and Wales

Registered office:

Cunard House, 5th Floor,

15 Regent Street

London

SW1Y 4LR

United Kingdom